                                                                    Exhibit 10.2
                                                                    ------------



                                    FORM OF
                                   AGREEMENT
                            OF LIMITED PARTNERSHIP

                                      OF


           PATRIOT AMERICAN HOSPITALITY OPERATING PARTNERSHIP, L.P.



                                 JUNE __, 1997

                               TABLE OF CONTENTS


                                                                                             Page
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ARTICLE I        DEFINED TERMS..............................................................   1

ARTICLE II       PARTNERSHIP FORMATION AND IDENTIFICATION...................................  10
        2.01     Formation..................................................................  10
        2.02     Name, Office and Registered Agent..........................................  10
        2.03     Partners...................................................................  10
        2.04     Term and Dissolution.......................................................  10
        2.05     Filing of Certificate and Perfection of Limited Partnership................  11

ARTICLE III      BUSINESS OF THE PARTNERSHIP................................................  11

ARTICLE IV       CAPITAL CONTRIBUTIONS AND ACCOUNTS.........................................  12
        4.01     Capital Contributions......................................................  12
        4.02     Additional Capital Contributions and Issuances of Additional Partnership
                 Interests..................................................................  12
        4.03     Additional Funding.........................................................  14
        4.04     Capital Accounts...........................................................  15
        4.05     Percentage Interests.......................................................  15
        4.06     No Interest on Contributions...............................................  15
        4.07     Return of Capital Contributions............................................  15
        4.08     No Third Party Beneficiary.................................................  16
        4.09     Stock Incentive Plans......................................................  16

ARTICLE V        PROFITS AND LOSSES; DISTRIBUTIONS..........................................  17
        5.01     Allocation of Profit and Loss..............................................  17
        5.02     Operating Distributions....................................................  19
        5.03     [Intentionally Omitted]....................................................  19
        5.04     No Right to Distributions in Kind..........................................  19
        5.05     Limitations on Return of Capital Contributions.............................  19
        5.06     Distributions Upon Liquidation.............................................  20
        5.07     Substantial Economic Effect................................................  20
        5.08     Additional Distributions Provisions and Definitions Relating to Preferred
                 Units......................................................................  20

ARTICLE VI       RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL
                 PARTNER....................................................................  21
        6.01     Management of the Partnership..............................................  21
        6.02     Delegation of Authority....................................................  23
        6.03     Indemnification and Exculpation of Indemnitees.............................  23
        6.04     Liability of the General Partner...........................................  25

                                      (i)

                                                                                            Page
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        6.05     Expenditures by Partnership................................................  26
        6.06     Outside Activities.........................................................  26
        6.07     Employment or Retention of Affiliates......................................  26
        6.08     General Partner Participation..............................................  27
        6.09     Title to Partnership Assets................................................  27
        6.10     Miscellaneous..............................................................  27

ARTICLE VII      CHANGES IN GENERAL PARTNER.................................................  28
        7.01     Transfer of the General Partner's Partnership Interest.....................  28
        7.02     Admission of a Substitute or Successor General.............................  29
        7.03     Effect of Bankruptcy, Withdrawal, Death or Dissolution of a
                 General Partner............................................................  30
        7.04     Removal of a General Partner...............................................  30

ARTICLE VIII     RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS.............................  32
        8.01     Management of the Partnership..............................................  32
        8.02     Power of Attorney..........................................................  32
        8.03     Limitation on Liability of Limited Partners................................  32
        8.04     Ownership by Limited Partner of General Partner or Affiliate...............  32
        8.05     Redemption Right...........................................................  32

ARTICLE IX       TRANSFERS OF LIMITED PARTNERSHIP INTERESTS.................................  37
        9.01     Purchase for Investment....................................................  37
        9.02     Restrictions on Transfer of Limited Partnership Interests..................  37
        9.03     Admission of Substitute Limited Partner....................................  39
        9.04     Rights of Assignees of Partnership Interests...............................  40
        9.05     Effect of Bankruptcy, Death, Incompetence or Termination of a Limited
                 Partner....................................................................  40
        9.06     Joint Ownership of Interests...............................................  40

ARTICLE X        BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS.................................  41
       10.01     Books and Records..........................................................  41
       10.02     Custody of Partnership Funds; Bank Accounts................................  41
       10.03     Fiscal and Taxable Year....................................................  41
       10.04     Annual Tax Information and Report..........................................  41
       10.05     Tax Matters Partner; Tax Elections; Special Basis Adjustments..............  42
       10.06     Reports to Limited Partners................................................  42

ARTICLE XI       AMENDMENT OF AGREEMENT.....................................................  43

ARTICLE XII      GENERAL PROVISIONS.........................................................  44
       12.01     Notices....................................................................  44
       12.02     Survival of Rights.........................................................  44

                                     (ii)

                                                                                            Page
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       12.03     Additional Documents.......................................................  44
       12.04     Severability...............................................................  44
       12.05     Entire Agreement...........................................................  44
       12.06     Pronouns and Plurals.......................................................  44
       12.07     Headings...................................................................  44
       12.08     Counterparts...............................................................  44
       12.09     Governing Law..............................................................  45

EXHIBITS

EXHIBIT A - Partners, Capital Contributions and Percentage Interests

EXHIBIT B - Notice of Exercise of Redemption Right

                                     (iii)

                                   AGREEMENT
                            OF LIMITED PARTNERSHIP

                                      OF

           PATRIOT AMERICAN HOSPITALITY OPERATING  PARTNERSHIP, L.P.


     This Agreement of Limited Partnership is made as of June __, 1997 by and among Patriot American Hospitality Operating Company, a Delaware corporation as general partner, and those persons and entities listed on Schedule A hereto, as
                                                          ----------
limited partners.


                                   ARTICLE I

                                 DEFINED TERMS
                                 -------------

     The following defined terms used in this Agreement shall have the meanings specified below:

     "ACT" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time.

     "ADDITIONAL FUNDS" has the meaning set forth in Section 4.03 hereof.

     "ADDITIONAL LIMITED PARTNER" means a Person admitted to this Partnership as a Limited Partner pursuant to Section 4.02 hereof.

     "ADDITIONAL SECURITIES" means any additional Company Shares (other than Company Shares issued in connection with a redemption pursuant to Section 8.05 hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase Company Shares, as set forth in Section 4.02(a)(ii).

     "ADMINISTRATIVE EXPENSES" means (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) those administrative costs and expenses of the General Partner, including any salaries or other payments to directors, officers or employees of the General Partner, and any accounting and legal expenses of the General Partner, which expenses, the Partners have agreed, are expenses of the Partnership and not the General Partner, and (iii) to the extent not included in clause (ii) above, Company Expenses; provided, however,
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that Administrative Expenses shall not include any administrative costs and expenses incurred by the Company that are attributable to Properties or partnership interests in a Subsidiary Partnership that are owned by the Company directly.

     "AFFILIATE" means, (i) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that owns, beneficially, directly or indirectly, 10% or more of the outstanding capital stock, shares or equity interests of such Person, or (iii) any officer, director, employee, partner or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such Person). For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.

     "AFFILIATE LIMITED PARTNER" means any wholly-owned subsidiary of the Company designated by the Company to hold Partnership Units and any person who becomes a Substitute or Additional Limited Partner to an Affiliate's Limited Partnership Interest, and any of their successors as an Affiliate Limited Partner.

     "AGREED VALUE" means the fair market value of a Partner's non-cash Capital Contribution as agreed to by the Partners. The names and addresses of the Partners, number of Partnership Units issued to each Partner, and the Agreed Value of non-cash Capital Contributions as of the date hereof is set forth on Exhibit A.
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     "AGREEMENT" means this Agreement of Limited Partnership.

     "CAPITAL ACCOUNT" has the meaning provided in Section 4.04 hereof.

     "CAPITAL CONTRIBUTION" means the total amount of capital initially contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of the Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner. The paid-in Capital Contribution shall mean the cash amount or the Agreed Value of other assets actually contributed by each Partner to the capital of the Partnership.

     "CAPITAL TRANSACTION" means the refinancing, sale, exchange, condemnation, recovery of a damage award or insurance proceeds (other than business or rental interruption insurance proceeds not reinvested in the repair or reconstruction of Properties), or other disposition of any Property (or the Partnership's interest therein).

     "CASH AMOUNT" means an amount of cash per Partnership Unit equal to the value of the Company Shares Amount on the date of receipt by the Company of a Notice of Redemption. The value of the Company Shares Amount shall be equal to the Company Shares Percentage (as defined below) times the average of the daily market price of Paired Shares for the ten consecutive trading days immediately preceding the date of such valuation. The market price for each such trading day shall be: (i) if the Paired Shares are listed or admitted to trading on any securities exchange or the NYSE, the sale price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day, (ii) if the Paired Shares are not listed or admitted to trading on any securities exchange or the NYSE, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company, or (iii) if the Paired Shares are not listed or admitted to trading on any securities exchange or the NYSE and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked
                                    -------- ----
prices reported during the ten days prior to the date in question, the value of the Paired Shares shall be determined by the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the Company Shares Amount includes rights that a holder of Paired Shares would be entitled to receive, then the value of such rights shall be determined by the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. For purposes of this definition, the "Company Shares Percentage" shall equal the percentage of the value of a Paired Share that is represented by a Company Share, as determined pursuant to the Pairing Agreement. In the event that the Company Shares are no longer paired with shares of the common stock of Patriot REIT, the Company Shares Amount shall be based on the value of Company Shares as determined in accordance with the principles applied to the valuation of Paired Shares.

     "CERTIFICATE" means any instrument or document that is required under the laws of the State of Delaware, or any other jurisdiction in which the Partnership conducts business, to be signed and sworn to by the Partners of the Partnership (either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section 8.02 hereof) and filed for recording in the appropriate public offices within the State of Delaware or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal, or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Delaware or such other jurisdiction.

     "CERTIFICATE OF INCORPORATION" means the Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware, as amended or restated from time to time.

     "CODE" means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any successor provision of the Code.

     "COMMISSION" means the U.S. Securities and Exchange Commission.

     "COMPANY" means Patriot American Hospitality Operating Company, a Delaware corporation, and its successors.

     "COMPANY EXPENSES" means (i) costs and expenses relating to the formation and continuity of existence of the Company and any Subsidiaries thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of Company), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, officer, or employee of the Company, (ii) costs and expenses relating to the public offering and registration of securities by the Company and all statements, reports, fees and expenses incidental thereto, including underwriting discounts and selling commissions applicable to any such offering of securities, (iii) costs and expenses associated with the preparation and filing of any periodic reports by the Company under federal, state or local laws or regulations, including filings with the Commission, (iv) costs and expenses associated with compliance by the Company with laws, rules and regulations promulgated by any regulatory body, including the Commission, and (v) all other operating or administrative costs of the Company incurred in the ordinary course of its business on behalf of or in connection with the Partnership.

     "COMPANY SHARE" means a share of common stock of the Company, $.01 par value per share.

     "COMPANY SHARES AMOUNT" shall mean a number of Company Shares equal to the product of the number of Partnership Units offered for redemption by a Redeeming Partner, multiplied by the Conversion Factor; provided that in the event the
                                              -------- ----
Company issues to all holders of Company Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase Company Shares, or any other securities or property (collectively, the "rights"), then the Company Shares Amount shall also include such rights that a holder of that number of Company Shares would be entitled to receive.

     "CONVERSION FACTOR" means 2.0, provided that in the event that the Company
                                    -------- ----
(i) declares or pays a dividend on its outstanding Company Shares in Company Shares or makes a distribution to all holders of its outstanding Company Shares in Company Shares, (ii) subdivides its outstanding Company Shares, or (iii) combines its outstanding Company Shares into a smaller number of Company Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of Company Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of Company Shares (determined without the above assumption) issued and outstanding on such date. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided,
                                                                   --------
however, that if the Company receives a Notice of Redemption after the record
-------
date, but prior to the effective date of such dividend, distribution, subdivision or combination, the Conversion Factor shall be determined as if the Company had received the Notice of Redemption immediately prior to the record date for such dividend, distribution, subdivision or combination.

     "DEFERRED CASH AMOUNT" means an amount of cash per Partnership Unit equal to the value of the Company Shares Amount on the Specified Redemption Date. The value of the Company Shares Amount on the date of such valuation shall be determined in the manner provided in the definition of "Cash Amount."

     "DEFERRED REDEMPTION RIGHT" has the meaning provided in Section 8.05(h) hereof.

     "EVENT OF BANKRUPTCY" as to any Person means the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency or bankruptcy of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.

     "GENERAL PARTNER" means Patriot American Hospitality Operating Company and any Person who becomes a substitute or additional General Partner as provided herein, and any of their successors as General Partner.

     "GENERAL PARTNERSHIP INTEREST" means a Partnership Interest held by the General Partner that is a general partnership interest.

     "INCENTIVE RIGHTS" has the meaning set forth in Section 4.09 hereof.

     "INDEMNITEE" means (i) any Person made a party to a proceeding by reason of its status as the Company, the Company Limited Partner or the General Partner or a director or officer of the Company, the Company Limited Partner, the Partnership or the General Partner, and (ii) such other Persons (including Affiliates of the Company, General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

     "INDEPENDENT DIRECTORS" means a director of the Company who is not an officer or employee of the Company, any Affiliate of an officer or employee or any Affiliate of (i) any lessee of any property of the Company or any Subsidiary of the Company, (ii) any Subsidiary of the Company, or (iii) any partnership that is an Affiliate of the Company.

     "LP UNIT PERCENTAGE" means a percentage of the total interests in Partnership capital or Partnership profits (whichever is greater) determined without regard to Partnership Units held by the General Partner and any other person related to the General Partner within the meaning of Section 267(b) or 707(b)(1) of the Code (and after applying the rules of Section 856(i) of the Code), all as determined under Regulations Section 1.7704-1(k) and Section II.F of Notice 88-75 using any reasonable method selected by the General Partner.

     "LIMITED PARTNER" means any Person named as a Limited Partner on Exhibit A
                                                                      ---------
attached hereto, and any Person who becomes a Substitute or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

     "LIMITED PARTNERSHIP INTEREST" means the ownership interest of a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of such Act.

     "LOSS" has the meaning provided in Section 5.01(f) hereof.

     "MINIMUM LIMITED PARTNERSHIP INTEREST" means the lesser of (i) 1% or (ii) if the total Capital Contributions to the Partnership exceeds $50 million, 1% divided by the ratio of the total Capital Contributions to the Partnership to $50 million; provided, however, that the Minimum Limited Partnership Interest
             --------  -------
shall not be less than 0.2% at any time.

     "NOTICE 88-75" means IRS Notice 88-75, 1988-2 C.B. 386, regarding certain safe harbors from treatment as a publicly traded partnership.

     "NOTICE OF REDEMPTION" means the Notice of Exercise of Redemption Right substantially in the form attached as Exhibit B hereto.
                                      ---------

     "NYSE" means the New York Stock Exchange.

     "OFFER" has the meaning set forth in Section 7.01(c) hereof.

     "PAIRED SHARE" means a share of common stock of the Company, par value $.01 per share as paired to a share of common stock of Patriot REIT par value $.01 per share.

     "PAIRING AGREEMENT" means the Pairing Agreement, dated as of February 17, 1983, as amended from time to time, by and between the Company and Patriot REIT.

     "PARTNER" means any General Partner or Limited Partner.

     "PARTNER NONRECOURSE DEBT MINIMUM GAIN" has the meaning set forth in Regulations Section 1.704-2(i). A Partner's share of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

     "PARTNERSHIP INTEREST" means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

     "PARTNERSHIP MINIMUM GAIN" has the meaning set forth in Regulations Section 1.704-2(d). In accordance with Regulations Section 1.704-2(d), the amount of Partnership Minimum Gain is determined by first computing, for each Partnership nonrecourse liability, any gain the Partnership would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. A Partner's share of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).

     "PARTNERSHIP RECORD DATE" means the record date established by the General Partner for the distribution of cash pursuant to Section 5.02 hereof, which record date shall be the same as the record date established by the Company for a distribution to its shareholders of some or all of its portion of such distribution.

     "PARTNERSHIP UNIT" means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder (and includes any Preferred Units). The allocation of Partnership Units among the Partners shall be as set forth on Exhibit A, as may be amended from time to time.
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     "PATRIOT REIT" means Patriot American Hospitality, Inc., a Delaware corporation.

     "PERCENTAGE INTEREST" means the percentage ownership interest in the Partnership of each Partner, as determined by dividing the Partnership Units owned by a Partner (including any outstanding Preferred Units) by the total number of Partnership Units outstanding (including any outstanding Preferred Units). The Percentage Interest of each Partner shall be as set forth on Exhibit A, as may be amended from time to time. For purposes of applying
---------
Section 5.02(a), a Partner's Percentage Interest shall be calculated with the modifications provided in section 5.02(a)(2).

     "PERSON" means any individual, partnership, corporation, joint venture, trust or other entity.

     "PREFERRED UNIT" means a limited partnership interest represented by fractional, undivided share of the Partnership Interests of all Partners issued hereunder which has the rights, preferences and other privileges designated herein. The allocation of Preferred Units among the Partners shall be set forth on Exhibit A, as may be amended from time to time.
   ---------

     "PREFERRED UNITHOLDER" means a Limited Partner that holds Preferred Units.

     "PRIVATE TRANSFER" means a Transfer described in one of the following clauses:

               (i) A Transfer in which the basis of the Partnership Unit in the hands of the transferee is determined, in whole or in part, by reference to its basis in the hands of the transferor Partner or is determined under Section 732 of the Code;

               (ii)  A Transfer at death;

               (iii) A Transfer between members of a family as defined under
     Section 267(c)(4) of the Code, (i.e., to the Partner's brother, sister (by
                                     ----
     whole or half blood), spouse, ancestor or lineal descendant);

               (iv) A Transfer involving a distribution from a retirement plan qualified under Section 401(a) of the Code; or

               (v) A Transfer that, when aggregated with other Transfers by the Partner and any related persons (within the meaning of Section 267(b) or 707(b)(1) of the Code) during any 30 calendar day period, represents a Transfer of Partnership Units representing an LP Unit Percentage of more than five percent (5%).

     The foregoing definition of "Private Transfer" is intended to include only such Transfers as would be disregarded in determining whether Partnership Units are readily tradable on a secondary market or the substantial equivalent thereof pursuant to Treasury Regulations Section 1.7704-1(e)
     (i), (ii), (iii), (v) and (vi) and pursuant to Section II.B of Notice 88-75, and shall be construed and administered in accordance therewith. The General Partner may modify this definition of Private Transfer from time to time in its discretion to ensure that the terms of the definition comply and continue to comply with such requirements.

     "PROFIT" has the meaning provided in Section 5.01(f) hereof.

     "PROPERTY" means any hotel property or other investment in which the Partnership holds an ownership interest.

     "REDEEMING PARTNER" has the meaning provided in Sections 8.05(a) and 8.05(g) hereof as the context requires.

     "REDEMPTION AMOUNT" means the Cash Amount, the Deferred Cash Amount or the Company Shares Amount, as selected by the General Partner or the Company in its sole discretion pursuant to Section 8.05(b) hereof.

     "REDEMPTION RIGHT" has the meaning provided in Section 8.05(a) hereof.

     "REGULATIONS" means the Federal Income Tax Regulations issued under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.

     "REIT" means a real estate investment trust under Sections 856 through 860 of the Code.

     "REIT PARTNERSHIP" means Patriot American Hospitality Partnership, L.P., a Virginia limited partnership.

     "REIT PARTNERSHIP AGREEMENT" means the Second Amended and Restated Agreement of Limited Partnership, dated April 11, 1997, of the REIT Partnership, as amended from time to time.

     "REIT PARTNERSHIP UNITS" are units of limited partnership interest in the REIT Partnership.

     "SERVICE" means the Internal Revenue Service.

     "SPECIFIED REDEMPTION DATE" means the first business day that is at least 60 business days after the receipt by the Company of the Notice of Redemption.

     "STOCK INCENTIVE PLANS" means the Patriot American Hospitality, Inc. 1995 Incentive Plan and the Patriot American Hospitality, Inc. Non-Employee Directors' Incentive Plan, as either such plan may be amended from time to time, or any stock incentive plan adopted in the future by the Company.

     "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

     "SUBSIDIARY PARTNERSHIP" means any partnership of which the majority of the limited or general partnership interests therein are owned, directly or indirectly, by the Partnership.

     "SUBSTITUTE LIMITED PARTNER" means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.03 hereof.

     "SURVIVING GENERAL PARTNER" has the meaning set forth in Section 7.01(d) hereof.

     "TRANSACTION" has the meaning set forth in Section 7.01(c) hereof.

     "TRANSFER" has the meaning set forth in Section 9.02(a) hereof.

                                  ARTICLE II

                   PARTNERSHIP FORMATION AND IDENTIFICATION
                   ----------------------------------------

      2.01     FORMATION.  There is hereby created a limited partnership
               ---------
pursuant to the Act.

      2.02     NAME, OFFICE AND REGISTERED AGENT.  The name of the Partnership
               ---------------------------------
shall be Patriot American Hospitality Operating Partnership, L.P. The specified office and place of business of the Partnership shall be 3030 LBJ Freeway, Suite 1500, Dallas, Texas 75234. The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change. The name and address of the Partnership's registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware. The sole duty of the registered agent as such is to forward to the Partnership any notice that is served on him as registered agent.

      2.03     PARTNERS.
               --------

               (a) As of the date hereof, the General Partner of the Partnership shall be Patriot American Hospitality Operating Company. Its principal place of business shall be the same as that of the Partnership.

               (b) The Limited Partners shall be those Persons identified as Limited Partners on Exhibit A hereto, as amended from time to time.
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      2.04     TERM AND DISSOLUTION.
               --------------------

               (a) The term of the Partnership shall commence on the date of this Agreement and shall continue in full force and effect until December 31, 2050, except that the Partnership shall be dissolved upon the first to occur of any of the following events:

                   (i) The occurrence of an Event of Bankruptcy as to a General Partner or the dissolution, death, removal or withdrawal of a General Partner unless the business of the Partnership is continued pursuant to
     Section 7.03(b) hereof; provided that if a General Partner is on the date
                             -------- ----
     of such occurrence a partnership, the dissolution of such General Partner as a result of the dissolution, death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Partnership if the business of such General Partner is continued by the remaining partner or partners, either alone or with additional partners, and such General Partner and such partners comply with any other applicable requirements of this Agreement;

                   (ii) The passage of 90 days after the sale or other disposition of all or substantially all of the assets of the Partnership (provided that if the Partnership receives an installment obligation as
      -------- ----
     consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such note or notes are paid in full);

                   (iii) The redemption of all Limited Partnership Interests (other than any of such interests that may be held by the Company); or

                   (iv) The election by the General Partner that the Partnership should be dissolved.

               (b) Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Section 7.03(b) hereof), the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel the Certificate and liquidate the Partnership's assets and apply and distribute the proceeds thereof in accordance with Section 5.06 hereof. Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership's debts and obligations), or (ii) distribute the assets to the Partners in kind.

      2.05     FILING OF CERTIFICATE AND PERFECTION OF LIMITED PARTNERSHIP.  The
               -----------------------------------------------------------
General Partner shall execute, acknowledge, record and file at the expense of the Partnership, the Certificate and any and all amendments thereto and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.


                                  ARTICLE III

                          BUSINESS OF THE PARTNERSHIP
                          ---------------------------

     The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and
(iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, the Partners acknowledge that the benefits associated with the paired share structure of the Company and Patriot REIT, the maintenance of which requires compliance with the Pairing Agreement, inures to all of the Partners and not solely to the Company. The General Partner shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a "publicly traded partnership" for the purposes of Section 7704 of the Code.

                                  ARTICLE IV

                      CAPITAL CONTRIBUTIONS AND ACCOUNTS
                      ----------------------------------

      4.01     CAPITAL CONTRIBUTIONS.  The General Partner and the Limited
               ---------------------
Partners have contributed to the capital of the Partnership cash and other interests as set forth opposite their names on Exhibit A.
                                               ---------

      4.02     ADDITIONAL CAPITAL CONTRIBUTIONS AND ISSUANCES OF ADDITIONAL
               ------------------------------------------------------------
PARTNERSHIP INTERESTS.  Except as provided in this Section 4.02 or in Section
---------------------
4.03, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership. The General Partner may contribute additional capital to the Partnership, from time to time, and receive additional Partnership Interests in respect thereof, in the manner contemplated in this Section 4.02.

               (a) Issuances of Additional Partnership Interests.
                   ---------------------------------------------

                   (i) General.  The General Partner is hereby authorized to
                       -------
     cause the Partnership to issue such additional Partnership Interests in the form of Partnership Units for any Partnership purpose at any time or from time to time, to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. Any additional Partnership Interests issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests, (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions, and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, however, that no additional Partnership Interests shall be issued
     --------  -------
     to the General Partner unless either:

                       (1)(A) the additional Partnership Interests are issued in connection with an issuance of Company Shares of or other interests in the Company, which shares or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner by the Partnership in accordance with this Section 4.02 and (B) the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the proceeds raised in connection with the issuance of such shares of stock of or other interests in the Company;

                       (2) the additional Partnership Interests are issued pursuant to Section 7.01(d); or

                       (3) the additional Partnership Interests are issued to all Partners in proportion to their respective Percentage Interests.

Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership.

                   (ii) Upon Issuance of Additional Securities.  The Company
                        --------------------------------------
     shall not issue any additional Company Shares (other than Company Shares issued in connection with a redemption pursuant to Section 8.05 hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase Company Shares (collectively, "Additional Securities") other than to all holders of Company Shares, unless (A) the General Partner shall cause the Partnership to issue to the Company Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the Additional Securities, and (B) the Company contributes the proceeds from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities to the Partnership; provided, however, that the
                                               --------  -------
     Company is allowed to issue Additional Securities in connection with an acquisition of a property to be held directly by the Company, but if and only if, such direct acquisition and issuance of Additional Securities have been approved and determined to be in the best interests of the Company and the Partnership by a majority of the Independent Directors. Without limiting the foregoing, the Company is expressly authorized to issue Additional Securities for less than fair market value, and to cause the Partnership to issue to the Company corresponding Partnership Interests, including without limitation, the issuance of Company Shares and corresponding Partnership Units pursuant to an employee stock purchase plan providing for employee purchases of Company Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the Company Shares, either at the time of issuance or at the time of exercise, so long as (x) the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership, and (y) the Company contributes all proceeds from such issuance to the Partnership. For example, in the event the Company issues Company Shares for a cash purchase price and contributes all of the proceeds of such issuance to the Partnership as required hereunder, the Company shall be issued a number of additional Partnership Units equal to the product of (A) the number of such Company

     Shares issued by the Company, the proceeds of which were so contributed, multiplied by (B) a fraction, the numerator of which is 100%, and the denominator of which is the Conversion Factor in effect on the date of such contribution.

               (b) Certain Deemed Contributions of Proceeds of Issuance of
                   -------------------------------------------------------
Company Shares.  In connection with any and all issuances of Company Shares,
------  ------
the Company shall contribute all of the proceeds raised in connection with such issuance to the Partnership, provided that if the proceeds actually received and
                             -------- ----
contributed by the Company to the Partnership are less than the gross proceeds of such issuance as a result of any underwriter's discount or other expenses paid or incurred in connection with such issuance, then the Company shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have paid such offering expenses in connection with the required issuance of additional Partnership Units to the Company for such Capital Contributions pursuant to Section 4.02(a) hereof.

               (c) Minimum Limited Partnership Interest.  In the event that
                   ------------------------------------
either a redemption pursuant to Section 8.05 hereof or additional Capital Contributions by the Company would result in the Limited Partners (other than the Company), in the aggregate, owning less than the Minimum Limited Partnership Interest, the General Partner and the Limited Partners shall form another partnership and contribute sufficient Limited Partnership Interests together with such other Limited Partners so that the limited partners (other than the Company) of such partnership own at least the Minimum Limited Partnership Interest.

               (d) Exchange of Preferred Units.
                   ---------------------------

                   (i) In the event the General Partner acquires Preferred Units from the Preferred Unitholders (in exchange for cash or Company Shares), the Partnership shall, as soon as practicable thereafter, exchange each Preferred Unit held by the General Partner for such number of Partnership Units which are not designated as Preferred Units, as determined by the Conversion Factor then in effect.

                   (ii) If REIT Preferred Units are converted into preferred stock of Patriot REIT, then the Preferred Units shall be converted into preferred stock of the Company having the same designations, preferences and other rights as the Preferred Units, provided, however, that no such conversion will occur unless the Company has the authority to issue such preferred stock.

      4.03     ADDITIONAL FUNDING.  If the General Partner determines that it is
               ------------------
in the best interests of the Partnership to provide for additional Partnership funds ("Additional Funds") for any Partnership purpose, the General Partner may
(i) cause the Partnership to obtain such funds from outside borrowings, or (ii) elect to have the Company provide such Additional Funds to the Partnership through loans or otherwise.

      4.04     CAPITAL ACCOUNTS.  A separate capital account (a "Capital
               ----------------
Account") shall be established and maintained for each Partner in accordance with Regulations Section 1.704-1(b)(2)(iv). If (i) a new or existing Partner acquires an additional Partnership Interest in exchange for more than a de
                                                                        --
minimis Capital Contribution, (ii) the Partnership distributes to a Partner more
-------
than a de minimis amount of Partnership property as consideration for a
       -- -------
Partnership Interest, or (iii) the Partnership is liquidated within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g), the General Partner shall revalue the property of the Partnership to its fair market value (taking into account
Section 7701(g) of the Code) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f). When the Partnership's property is revalued by the General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Section 5.01 if there were a taxable disposition of such property for its fair market value (taking into account Section 7701(g) of the Code) on the date of the revaluation.

      4.05     PERCENTAGE INTERESTS.  If the number of outstanding Partnership
               --------------------
Units increases or decreases during a taxable year, each Partner's Percentage Interest shall be adjusted to a percentage equal to the number of Partnership Units held by such Partner divided by the aggregate number of outstanding Partnership Units. If the Partners' Percentage Interests are adjusted pursuant to this Section 4.05, the Profits and Losses for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the day when the Partnership's property is revalued by the General Partner and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The General Partner, in its sole discretion, shall determine which method shall be used to allocate Profits and Losses for the taxable year in which the adjustment occurs. The allocation of Profits and Losses for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Profits and Losses for the later part shall be based on the adjusted Percentage Interests.

      4.06     NO INTEREST ON CONTRIBUTIONS.  No Partner shall be entitled to
               ----------------------------
interest on its Capital Contribution.

      4.07     RETURN OF CAPITAL CONTRIBUTIONS.  No Partner shall be entitled to
               -------------------------------
withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner's Capital Contribution for so long as the Partnership continues in existence.

      4.08     NO THIRD PARTY BENEFICIARY.  No creditor or other third party
               --------------------------
having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership.

      4.09     STOCK INCENTIVE PLANS.  (a) If grants of Company Shares are made
               ---------------------
in connection with a Stock Incentive Plan:

                    (i) The Company shall contribute, as soon as practicable after such grant, to the Partnership (to be thereafter taken into account for the purposes of calculating any cash distributable to the Partners), an amount equal to the price, if any, paid to the Company by the party receiving such Company Shares;

                    (ii) The Partnership shall issue to the Company an aggregate number of additional Partnership Units equal to the product of
     (1) the number of such Company Shares issued by the Company, multiplied by
                                                                  ---------- --
     (2) a fraction, the numerator of which is 100%, and the denominator of which is the Conversion Factor in effect on the date of such contribution; and

                   (iii) The Company's Percentage Interest and the Percentage Interests of the other Limited Partners shall be adjusted as set forth in
     Section 4.02.

               (b) If stock options granted in connection with a Stock Incentive Plan are exercised:

                   (i) The Company shall contribute, as soon as practicable after such exercise, to the Partnership (to be thereafter taken into account for purposes of calculating any cash distributable to the Partners), an amount equal to the exercise price, if any, paid to the Company by the exercising party in connection with the exercise of the option or warrant;

                   (ii) The Partnership shall issue to the Company an aggregate number of additional Partnership Units equal to the product of
     (1) the number of Company Shares issued by the Company in satisfaction of such exercised option or warrant, multiplied by (2) a fraction, the
                                       ---------- --
     numerator of which is 100%, and the denominator of which is the Conversion Factor in effect on the date of such contribution; and

                   (iii) The Company's Percentage Interest and the Percentage Interests of the other Limited Partners shall be adjusted as set forth in
     Section 4.02.

               (c) If the Company grants any director, officer or employee share appreciation rights, performance share awards or other similar rights ("Incentive Rights"), then simultaneously, the Partnership shall grant the Company corresponding and economically equivalent rights. Consequently, upon the cash payment by the Company to its directors, officers or employees pursuant to such Incentive Rights, the Partnership shall make an equal cash payment to the Company.


                                   ARTICLE V

                       PROFITS AND LOSSES; DISTRIBUTIONS
                       ---------------------------------

      5.01     ALLOCATION OF PROFIT AND LOSS.
               -----------------------------

               (a) General.  Profit and Loss of the Partnership for each fiscal
                   -------
 year of the Partnership shall be allocated among the Partners in accordance with their respective Percentage Interests.

               (b) Minimum Gain Chargeback. Notwithstanding any provision to the
                   -----------------------
contrary, (i) any expense of the Partnership that is a "nonrecourse deduction" within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated in accordance with the Partners' respective Percentage Interests, (ii) any expense of the Partnership that is a "partner nonrecourse deduction" within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated in accordance with Regulations Section 1.704-2(i)(1), (iii) if there is a net decrease in Partnership Minimum Gain within the meaning of Regulations Section 1.704-2(f)(1) for any Partnership taxable year, items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j), and (iv) if there is a net decrease in Partner Nonrecourse Debt Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any Partnership taxable year, items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j). A Partner's "interest in partnership profits" for purposes of determining its share of the nonrecourse liabilities of the Partnership within the meaning of Regulations Section 1.752-3(a)(3) shall be such Partner's Percentage Interest.

               (c) Qualified Income Offset.  If a Limited Partner receives in
                   -----------------------
any taxable year an adjustment, allocation, or distribution described in subparagraphs (4), (5), or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a negative balance in such Partner's Capital Account that exceeds the sum of such Partner's shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g) and 1.704-2(i), such Partner shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such negative Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d). After the occurrence of an allocation of income or gain to a Limited Partner in accordance with this Section 5.01(c), to the extent permitted by Regulations Section 1.704-1(b), items of expense or loss shall be allocated to such Partner in an amount necessary to offset the income or gain previously allocated to such Partner under this Section 5.01(c).

               (d) Capital Account Deficits.  Loss shall not be allocated to a
                   ------------------------
Limited Partner to the extent that such allocation would cause a deficit in such Partner's Capital Account (after reduction to reflect the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) to exceed the sum of such Partner's shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain. Any Loss in excess of that limitation shall be allocated to the General Partner. After the occurrence of an allocation of Loss to the General Partner in accordance with this Section 5.01(d), to the extent permitted by Regulations Section 1.704-1(b), Profit shall be allocated to such Partner in an amount necessary to offset the Loss previously allocated to such Partner under this Section 5.01(d).

               (e) Allocations Between Transferor and Transferee.  If a Partner
                   ---------------------------------------------
transfers any part or all of its Partnership Interest, the distributive shares of the various items of Profit and Loss allocable among the Partners during such fiscal year of the Partnership shall be allocated between the transferor and the transferee Partner either (i) as if the Partnership's fiscal year had ended on the date of the transfer, or (ii) based on the number of days of such fiscal year that each was a Partner without regard to the results of Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Partners. The General Partner, in its sole discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Profit and Loss between the transferor and the transferee Partner.

               (f) Definition of Profit and Loss.  "Profit" and "Loss" and any
                   -----------------------------
items of income, gain, expense, or loss referred to in this Agreement shall be determined in accordance with federal income tax accounting principles, as modified by Regulations Section 1.704-1(b)(2)(iv), except that Profit and Loss shall not include items of income, gain and expense that are specially allocated pursuant to Section 5.01(b), 5.01(c), or 5.01(d). All allocations of income, Profit, gain, Loss, and expense (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in this Section 5.01, except as otherwise required by Section 704(c) of the Code and Regulations Section 1.704-1(b)(4). The General Partner shall have the authority to elect the method to be used by the

Partnership for allocating items of income, gain, and expense as required by
Section 704(c) of the Code and such election shall be binding on all Partners.

      5.02     OPERATING DISTRIBUTIONS.
               -----------------------

               (a) Except as otherwise provided in Section 5.06, cash available for distribution by the Partnership shall be distributed as follows:

                   (1) First, if there are any Preferred Units outstanding on any record date for payment of a Company Share dividend, the General Partner shall distribute to the Preferred Unitholder(s) of record on such date (concurrently with the payment of such distribution) an amount with respect to each such Preferred Unit equal to the Preferred Distribution Amount.

                   (2) Second, the General Partner shall distribute any remaining cash available for distribution on a quarterly (or, at the election of the General Partner, more frequent) basis, in an amount determined by the General Partner in its sole discretion, to the Partners who are Partners on the Partnership Record Date for such quarter (or other distribution period) in accordance with their respective Percentage Interests on the Partnership Record Date. For purposes of this Section 5.02(a)(2), Percentage Interests shall not include any Preferred Units.

               (b) In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a dividend with respect to a Company Share for which all or part of such Partnership Unit has been or will be exchanged.

      5.03     [INTENTIONALLY OMITTED]
               -----------------------

      5.04     NO RIGHT TO DISTRIBUTIONS IN KIND.  The General Partner may
               ---------------------------------
distribute property, other than cash to the Partners in any manner determined by the General Partner. No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.

      5.05     LIMITATIONS ON RETURN OF CAPITAL CONTRIBUTIONS. Notwithstanding
               ----------------------------------------------
any of the provisions of this Article V, no Partner shall have the right to receive and the General Partner shall not have the right to make, a distribution that includes a return of all or part of a Partner's Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution, does not exceed the fair market value of the Partnership's assets.

      5.06     DISTRIBUTIONS UPON LIQUIDATION.
               ------------------------------

               (a) Upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including any Partner loans, any remaining assets of the Partnership shall be distributed to all Partners with positive Capital Accounts in accordance with their respective positive Capital Account balances. For purposes of the preceding sentence, the Capital Account of each Partner shall be determined after all adjustments made in accordance with Sections 5.01 and 5.02 resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership's assets. Any distributions pursuant to this Section 5.06 shall be made by the end of the Partnership's taxable year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation). To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.

               (b) If the General Partner has a negative balance in its Capital Account following a liquidation of the Partnership, as determined after taking into account all Capital Account adjustments in accordance with Sections 5.01 and 5.02 resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership's assets, the General Partner shall contribute to the Partnership an amount of cash equal to the negative balance in its Capital Account and such cash shall be paid or distributed by the Partnership to creditors, if any, and then to the Limited Partners in accordance with Section 5.06(a). Such contribution by the General Partner shall be made by the end of the Partnership's taxable year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation).

      5.07     SUBSTANTIAL ECONOMIC EFFECT. It is the intent of the Partners
               ---------------------------
that the allocations of Profit and Loss under the Agreement have substantial economic effect (or be consistent with the Partners' interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article V and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.

      5.08     ADDITIONAL DISTRIBUTIONS PROVISIONS AND DEFINITIONS RELATING TO
               ---------------------------------------------------------------
PREFERRED UNITS.  Notwithstanding any other provision to the contrary in this
---------------
Agreement, as long as there remain any Preferred Units outstanding, the following additional distribution provisions and definitions shall apply.

     "Preferred Distribution Amount" shall mean, for any quarter or other period with respect to which a Company Share dividend is paid and a distribution is required to be made pursuant to Section 5.02(a)(1), an amount equal to such amount that if it were the sole amount distributed on a Preferred Unit pursuant to Section 5.02(a)(1) for such quarter or other period would provide the Preferred Unitholder with a distribution on such Preferred Unit equal to 103% of the corresponding Company Share dividend to be paid for such quarter or other period. Notwithstanding the foregoing, the aggregate Preferred Distribution Amount with respect to any Preferred Unitholder shall not exceed the Preferred Unitholder's Capital Account balance (after reducing such balance to reflect the items described in Regulations section 1.704-1(b)(ii)(2)(d)(4), (5) and (6) and after increasing such Capital Account balance to reflect such Preferred Unitholder's shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain), determined as of the date of the relevant distribution.


                                  ARTICLE VI

                            RIGHTS, OBLIGATIONS AND
                         POWERS OF THE GENERAL PARTNER
                         -----------------------------

     6.01  MANAGEMENT OF THE PARTNERSHIP.
           -----------------------------

          (a) Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership. Subject to the restrictions specifically contained in this Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership:

               (i) to acquire, purchase, own, lease and dispose of any real property and any other property or assets that the General Partner determines are necessary or appropriate or in the best interests of the business of the Partnership;

               (ii) to construct buildings and make other improvements on the properties owned or leased by the Partnership;

               (iii) to borrow money for the Partnership, issue evidences of indebtedness in connection therewith, refinance, guarantee, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any indebtedness or obligation to the Partnership, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership's assets;

               (iv) to pay, either directly or by reimbursement, for all operating costs and general administrative expenses of the Company, the General Partner or the Partnership, to third parties or to the General Partner as set forth in this Agreement;

               (v) to lease all or any portion of any of the Partnership's assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership's assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

               (vi) to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership, or the Partnership's assets; provided, however,
                                                             --------  -------
     that the General Partner may not, without the consent of all of the Partners, confess a judgment against the Partnership;

               (vii) to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership's assets or any other aspect of the Partnership business;

               (viii) to make or revoke any election permitted or required of the Partnership by any taxing authority;

               (ix) to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time;

               (x) to determine whether or not to apply any insurance proceeds for any property to the restoration of such property or to distribute the same;

               (xi) to retain legal counsel, accountants, consultants, real estate brokers, and such other persons, as the General Partner may deem necessary or appropriate in connection with the Partnership business and to pay therefor such reasonable remuneration as the General Partner may deem reasonable and proper;

               (xii) to retain other services of any kind or nature in connection with the Partnership business, and to pay therefor such remuneration as the General Partner may deem reasonable and proper;

               (xiii) to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;

               (xiv) to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

               (xv) to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

               (xvi) to form or acquire an interest in, and contribute property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

               (xvii) to establish Partnership reserves for working capital, capital expenditures, contingent liabilities, or any other valid Partnership purpose; and

               (xviii) to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership to comply with the provisions of the Pairing Agreement and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

          (b) Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

     6.02  DELEGATION OF AUTHORITY.  The General Partner may delegate any or
           -----------------------
all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

     6.03  INDEMNIFICATION AND EXCULPATION OF INDEMNITEES.
           ----------------------------------------------

          (a) The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 6.03(a). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 6.03(a). Any indemnification pursuant to this Section
6.03 shall be made only out of the assets of the Partnership.

          (b) The Partnership shall reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 6.03 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

          (c) The indemnification provided by this Section 6.03 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

          (d) The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

          (e) For purposes of this Section 6.03, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.03; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

          (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

          (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.03 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

          (h) The provisions of this Section 6.03 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

     6.04  LIABILITY OF THE GENERAL PARTNER.
           --------------------------------

          (a) Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith.

          (b) The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, the Company and the Company's shareholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions. In the event of a conflict between the interests of the shareholders of the Company on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the shareholders of the Company or the Limited Partners; provided, however, that for so long as the Company owns a controlling interest in the Partnership, any such conflict that cannot be resolved in a manner not adverse to either the shareholders of the Company or the Limited Partners shall be resolved in favor of the shareholders. The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

          (c) Subject to its obligations and duties as General Partner set forth in Section 6.01 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

          (d) Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order to protect the ability of the Company to comply with the terms of the Pairing Agreement or maximize the benefits of the paired structure of the Company and Partiot REIT is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

          (e) Any amendment, modification or repeal of this Section 6.04 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 6.04 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

     6.05  EXPENDITURES BY PARTNERSHIP.  The General Partner is hereby
           ---------------------------
authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Partnership. All of the aforesaid expenditures (including Administrative Expenses) shall be made on behalf of the Partnership, and the General Partner shall be entitled to reimbursement by the Partnership for any expenditure (including Administrative Expenses) incurred by it on behalf of the Partnership which shall be made other than out of the funds of the Partnership. The Partnership shall also assume, and pay when due, all Administrative Expenses.

     6.06  OUTSIDE ACTIVITIES.  Subject to Section 6.08 hereof, the Certificate
           ------------------
of Incorporation and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, any officer, director, employee, agent, trustee, Affiliate or shareholder of the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interest or activities. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partner shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character which, if presented to the Partnership or any Limited Partner, could be taken by such Person.

     6.07  EMPLOYMENT OR RETENTION OF AFFILIATES.
           -------------------------------------

          (a) Any Affiliate of the General Partner may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price, or other payment therefor which the General Partner determines to be fair and reasonable.

          (b) The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

          (c) The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner deems are consistent with this Agreement and applicable law.

          (d) Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are on terms that are fair and reasonable to the Partnership.

     6.08  GENERAL PARTNER PARTICIPATION.  The General Partner agrees that all
           -----------------------------
business activities of the General Partner, including activities pertaining to the acquisition, development or ownership of hotels or other property, shall be conducted through the Partnership or one or more Subsidiary Partnerships; provided, however, that the Company is allowed to make a direct acquisition, but
--------  -------
if and only if, such acquisition is made in connection with the issuance of Additional Securities, which direct acquisition and issuance have been approved and determined to be in the best interests of the Company and the Partnership by a majority of the Independent Directors.

     6.09  TITLE TO PARTNERSHIP ASSETS.  Title to Partnership assets, whether
           ---------------------------
real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best
           --------  -------
efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

     6.10  MISCELLANEOUS.  In the event the Company redeems any Company Shares
           -------------
or securities convertible into or redeemable or exchangeable for Company Shares, then the General Partner shall cause the Partnership to purchase from the Company a number of Partnership Units as determined based on the application of the Conversion Factor on the same terms that the Company redeemed such securities. Moreover, if the Company makes a cash tender offer or other offer to acquire Company Shares or securities convertible into or redeemable or exchangeable for Company Shares, then the General Partner shall cause the Partnership to make a corresponding offer to the Company to acquire an equal number of Partnership Units held by the Company. In the event any Company Shares or securities convertible into or redeemable or exchangeable for Company Shares are redeemed by the Company pursuant to such offer, the Partnership shall redeem an equivalent number of the

Company's Partnership Units for an equivalent purchase price based on the application of the Conversion Factor.


                                  ARTICLE VII

                          CHANGES IN GENERAL PARTNER
                          --------------------------

     7.01  TRANSFER OF THE GENERAL PARTNER'S PARTNERSHIP INTEREST.
           ------------------------------------------------------

          (a) The General Partner shall not transfer all or any portion of its General Partnership Interest or withdraw as General Partner except as provided in Sections 7.01(c) and (d) or in connection with a transaction described in
Section 7.01(e).

          (b) The General Partner agrees that it and any permitted transferees of its interests will at all times own in the aggregate at least a 20% Percentage Interest.

          (c) The General Partner may transfer any portion of its General Partnership Interest to a wholly-owned subsidiary of the Company. Additionally, the Company may transfer any portion of its Limited Partnership Interest to an Affiliate Limited Partner.

          (d) Except as otherwise provided in Section 6.06(b) or Section 7.01(e) hereof, the Company shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets, or any reclassification, or any recapitalization or change of outstanding Company Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination of Company Shares) (a "Transaction"), unless (i) the Transaction also includes a merger of the Partnership or sale of substantially all of the assets of the Partnership as a result of which all Limited Partners will receive for each Partnership Unit an amount of cash, securities, or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid in the Transaction to a holder of one Company Share in consideration of one Company Share, provided that if, in connection with the Transaction, a purchase,
               -------- ----
tender or exchange offer ("Offer") shall have been made to and accepted by the holders of more than 50% of the outstanding Company Shares, each holder of Partnership Units shall be given the option to exchange its Partnership Units for the greatest amount of cash, securities, or other property which a Limited Partner would have received had it (A) exercised its Redemption Right and (B) sold, tendered or exchanged pursuant to the Offer the Company Shares received upon exercise of the Redemption Right immediately prior to the expiration of the Offer; and (ii) no more than 75% of the equity securities of the acquiring Person in such Transaction shall be owned, after consummation of such Transaction, by the General Partner or Persons who were Affiliates of the Partnership or the General Partner immediately prior to the date on which the Transaction is consummated.

          (e) Notwithstanding Section 7.01(d), the Company may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the "Surviving General Partner"), other than Partnership Units held by the Company, are contributed, directly or indirectly, to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Surviving General Partner in good faith; provided, however, that the Surviving General Partner may retain certain of its assets if, and only if, a majority of the Independent Directors determine it to be in the best interests of the Company and the Partnership and (ii) the Surviving General Partner expressly agrees to assume all obligations of the General Partner or the Company, as appropriate, hereunder. Upon such contribution and assumption, the Surviving General Partner shall have the right and duty to amend this Agreement as set forth in this
Section 7.01(e). The Surviving General Partner shall in good faith arrive at a new method for the calculation of the Cash Amount, the Company Shares Amount and Conversion Factor for a Partnership Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of Company Shares or options, warrants or other rights relating thereto, and to which a holder of Partnership Units could have acquired had such Partnership Units been redeemed immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Conversion Factor. The Surviving General Partner also shall in good faith modify the definition of Company Shares and make such amendments to Section 8.05 hereof so as to approximate the existing rights and obligations set forth in Section 8.05 as closely as reasonably possible. The above provisions of this Section 7.01(e) shall similarly apply to successive mergers or consolidations permitted hereunder.

     7.02  ADMISSION OF A SUBSTITUTE OR SUCCESSOR GENERAL PARTNER.  Except as
           ------------------------------------------------------
otherwise provided in Section 7.01(e), a Person shall be admitted as a substitute or successor General Partner of the Partnership only if the following terms and conditions are satisfied:

          (a) a majority in interest of the Limited Partners (other than the Company) shall have consented in writing to the admission of the substitute or successor General Partner, which consent may be withheld in the sole discretion of such Limited Partners;

          (b) the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.05 hereof in connection with such admission shall have been performed;

          (c) if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person's authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

          (d) counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel and the state or any other jurisdiction as may be necessary) that the admission of the person to be admitted as a substitute or additional General Partner is in conformity with the Act, that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership for federal income tax purposes, or (ii) the loss of any Limited Partner's limited liability.

     7.03  EFFECT OF BANKRUPTCY, WITHDRAWAL, DEATH OR DISSOLUTION OF A GENERAL
           -------------------------------------------------------------------
PARTNER.
-------

          (a) Upon the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.04(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 7.03(b) hereof.

          (b) Following the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.04(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Limited Partners, within 90 days after such occurrence, may elect to reconstitute the Partnership and continue the business of the Partnership for the balance of the term specified in Section 2.04 hereof by selecting, subject to Section 7.02 hereof and any other provisions of this Agreement, a substitute General Partner by unanimous consent of the Limited Partners. If the Limited Partners elect to reconstitute the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

     7.04  REMOVAL OF A GENERAL PARTNER.
           ----------------------------

          (a) Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; provided, however, that if a General Partner is on the
                       --------  -------
date of such occurrence a partnership,
the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued by the remaining partner or partners.

          (b)  If a General Partner has been removed pursuant to this Section
7.04 and the Partnership is continued pursuant to Section 7.03 hereof, such General Partner shall promptly transfer and assign its General Partnership Interest in the Partnership to the substitute General Partner approved by a majority in interest of the Limited Partners in accordance with Section 7.03(b) hereof and otherwise admitted to the Partnership in accordance with Section 7.02 hereof. At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Partnership Interest of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner. Such fair market value shall be determined by an appraiser mutually agreed upon by the General Partner and a majority in interest of the Limited Partners (excluding the Company) within 10 days following the removal of the General Partner. In the event that the parties are unable to agree upon an appraiser, the removed General Partner and a majority in interest of the Limited Partners (excluding the Company) each shall select an appraiser. Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner's General Partnership Interest within 30 days of the General Partner's removal, and the fair market value of the removed General Partner's General Partnership Interest shall be the average of the two appraisals; provided, however, that if the
                                            --------  -------
higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the two appraisers, no later than 40 days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the removed General Partner's General Partnership Interest no later than 60 days after the removal of the General Partner. In such case, the fair market value of the removed General Partner's General Partnership Interest shall be the average of the two appraisals closest in value.

          (c) The General Partnership Interest of a removed General Partner, during the time after default until transfer under Section 7.04(b), shall be converted to that of a special Limited Partner; provided, however, such removed
                                                --------  -------
General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expense, profit, gain or loss allocations or cash distributions allocable or payable, as the case may be, to the Limited Partners. Instead, such removed General Partner shall receive and be entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as General Partner, until the transfer is effective pursuant to Section 7.04(b).

          (d) All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary and sufficient to effect all the foregoing provisions of this Section.

                                 ARTICLE VIII

                            RIGHTS AND OBLIGATIONS
                            OF THE LIMITED PARTNERS
                            -----------------------

     8.01  MANAGEMENT OF THE PARTNERSHIP.  The Limited Partners shall not
           -----------------------------
participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

     8.02  POWER OF ATTORNEY.  Each Limited Partner hereby irrevocably appoints
           -----------------
the General Partner its true and lawful attorney-in-fact, who may act for each Limited Partner and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file and record, at the appropriate public offices, any and all documents, certificates, and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of its Partnership Interest.

     8.03  LIMITATION ON LIABILITY OF LIMITED PARTNERS.  No Limited Partner
           -------------------------------------------
shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder. After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

     8.04  OWNERSHIP BY LIMITED PARTNER OF GENERAL PARTNER OR AFFILIATE. No
           ------------------------------------------------------------
Limited Partner shall at any time, either directly or indirectly, own any stock or other interest in the General Partner or in any Affiliate thereof, if such ownership by itself or in conjunction with other stock or other interests owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section.

     8.05  REDEMPTION RIGHT.
           ----------------

          (a)  Subject to Sections 8.05(b), 8.05(c), 8.05(d), 8.05(e), 8.05(f),
8.05(g), 8.05(h), 8.05(i) and 8.05(j), each Limited Partner (other than the Company) shall have the right (the "Redemption Right"), on or after the first anniversary of the date on which he acquires Partnership Units from the Partnership (or such later or earlier date as shall be determined in the sole and absolute discretion of the General Partner at the time of the issuance of the Partnership Units), to require the Partnership to redeem on a Specified

Redemption Date all or a portion of the Partnership Units held by such Limited Partner at a redemption price equal to and in a form of the Cash Amount to be paid by the Partnership. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the Company) by the Limited Partner who is exercising the Redemption Right (the "Redeeming Partner"); provided, however, that the Partnership shall not be obligated to satisfy such Redemption Right if the Company elects to purchase the Partnership Units subject to the Notice of Redemption pursuant to Section 8.05(b); and provided, further, that no Limited Partner may deliver more than two Notices of Redemption during each calendar year. A Limited Partner may not exercise the Redemption Right for less than 1,000 Partnership Units or, if such Limited Partner holds less than 1,000 Partnership Units, all of the Partnership Units held by such Partner. The Redeeming Partner shall have no right, with respect to any Partnership Units so redeemed, to receive any distribution paid with respect to Partnership Units if the record date for such distribution is on or after the Specified Redemption Date.

          (b) Notwithstanding the provisions of Section 8.05(a), a Limited Partner that exercises the Redemption Right shall be deemed to have offered to sell the Partnership Units described in the Notice of Redemption to the Company, and the Company may, in its sole and absolute discretion, elect to purchase directly and acquire such Partnership Units by paying to the Redeeming Partner either the Cash Amount or the Company Shares Amount, as elected by the Company (in its sole and absolute discretion), on the Specified Redemption Date, whereupon the Company shall acquire the Partnership Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Units. If the Company shall elect to exercise its right to purchase Partnership Units under this Section 8.05(b) with respect to a Notice of Redemption, it shall so notify the Redeeming Partner within five Business Days after the receipt by the Company of such Notice of Redemption. Unless the Company (in its sole and absolute discretion) shall exercise its right to purchase Partnership Units from the Redeeming Partner pursuant to this
Section 8.05(b), the Company shall not have any obligation to the Redeeming Partner or the Partnership with respect to the Redeeming Partner's exercise of the Redemption Right. In the event the Company shall exercise its right to purchase Partnership Units with respect to the exercise of a Redemption Right in the manner described in the first sentence of this Section 8.05(b), the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of such Redemption Right, and each of the Redeeming Partner, the Partnership, and the Company, as the case may be, shall treat the transaction between the Company and the Redeeming Partner for federal income tax purposes as a sale of the Redeeming Partner's Partnership Units to the Company. Each Redeeming Partner agrees to execute such documents as the Company may reasonably require in connection with the issuance of Company Shares upon exercise of the Redemption Right.

          (c) Notwithstanding the provisions of Section 8.05(a) and 8.05(b), a Limited Partner shall not be entitled to exercise the Redemption Right if the delivery of Company Shares to such Partner on the Specified Redemption Date by the Company pursuant to Section 8.05(b) (regardless of whether or not the Company would in fact exercise its rights under Section 8.05(b)) would (i) result in such Partner or any other person owning, directly or indirectly, Company Shares in excess of the Ownership Limit (as defined in the Certificate of Incorporation) and calculated in accordance therewith, except as provided in the Certificate of Incorporation, (ii) result in the capital stock of Patriot REIT being owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, except as provided in the Certificate of Incorporation, (iii) result in Patriot REIT being "closely held" within the meaning of Section 856(h) of the Code, (iv) cause Patriot REIT to own, directly or constructively, 10% or more of the ownership interests in a tenant of the real property of Patriot REIT, the REIT Partnership, or a subsidiary of the REIT Partnership, within the meaning of Section 856(d)(2)(B) of the Code, or (v) cause the acquisition of Company Shares by such Limited Partner to be "integrated" with any other distribution of Company Shares for purposes of complying with the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"). The Company, in its sole discretion, may waive the restriction on redemption set forth in this Section 8.05(c); provided, however, that in the event such restriction is waived, the Redeeming
--------  -------
Partner shall be paid the Cash Amount.

          (d) Any Cash Amount to be paid to a Redeeming Partner pursuant to this Section 8.05 shall be paid on the Specified Redemption Date; provided,
                                                                  --------
however, that the Company may elect to cause the Specified Redemption Date to be
-------
delayed for up to an additional 180 days to the extent required for the Company to cause additional Company Shares to be issued to provide financing to be used to make such payment of the Cash Amount. Notwithstanding the foregoing, the Company agrees to use its best efforts to cause the closing of the acquisition of redeemed Partnership Units hereunder to occur as quickly as reasonably possible.

          (e) In the event that the General Partner permits the pledge of a Limited Partner's Partnership Units to a lender, the General Partner may agree to allow such lender, upon foreclosure of such Partnership Units, to redeem such Partnership Units prior to the expiration of the one-year period described in section 8.05(a); provided, that any such redemption shall be effected by the Partnership in the form of the Cash Amount and shall be subject to any other restrictions imposed on the exercise by a Limited Partner of the Redemption Right or the Deferred Redemption Right as set forth in this Section 8.05.

          (f) Notwithstanding any other provision of this Agreement, the General Partner shall place appropriate restrictions on the ability of the Limited Partners to exercise their Redemption Rights as and if deemed necessary to ensure that the Partnership does not constitute a "publicly traded partnership" under section 7704 of the Code. If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof (a "Restriction Notice") to each of the Limited Partners, which notice shall be accompanied by a copy of an opinion of counsel to the Partnership which states that, in the opinion of such counsel, restrictions are necessary in order to avoid the Partnership being treated as a "publicly traded partnership" under section 7704 of the Code. Any such restriction shall become effective on the later of (i) the fifth business day after the Restriction Notice is received by the Limited Partner or (ii) the date on which the regulations under section 7704 of the Code that would cause the Partnership to be classified as a "publicly traded partnership" become effective.

          (g) Notwithstanding any other provision of this Agreement, the holders of Preferred Units shall not have the Redemption Right specified in section 8.05.

          (h)  Deferred Redemption Rights.  Subject to certain other provisions
               --------------------------
of this Article VIII as provided below, each Limited Partner (other than the Company) shall have the right (the "Deferred Redemption Right"), on or after the first anniversary of the date on which he acquires Partnership Units (or such later or earlier date as shall be determined in the sole and absolute discretion of the General Partner at the time of the issuance of the Partnership Units), to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Partnership Units held by such Limited Partner at a redemption price equal to and in a form of the Deferred Cash Amount to be paid by the Partnership. The Deferred Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the Company) by the Limited Partner who is exercising the Deferred Redemption Right (the "Redeeming Partner"); provided, however, that the Partnership shall not be obligated to satisfy such Deferred Redemption Right if the Company elects to purchase the Partnership Units subject to the Notice of Redemption pursuant to
Section 8.05(b); and provided, further, that no Limited Partner may deliver more than two Notices of Redemption during each calendar year. A Limited Partner may not exercise the Deferred Redemption Right for less than 1,000 Partnership Units or, if such Limited Partner holds less than 1,000 Partnership Units, all of the Partnership Units held by such Partner, unless the General Partner consents, in its sole discretion. The Redeeming Partner shall have no right, with respect to any Partnership Units so redeemed, to receive any distribution paid with respect to Partnership Units if the record date for such distribution is on or after the Specified Redemption Date.

     The foregoing Deferred Redemption Right shall be subject to the provisions of Section 8.05(b), reading "Deferred Redemption Right" for "Redemption Right" and "Deferred Cash Amount" for "Cash Amount"; provided that if the Company shall elect to exercise its right to purchase Partnership Units under Section 8.05(b) with respect to a Notice of Redemption under this Section 8.05(h), the Company shall not be required to so notify the Redeeming Partner until five Business Days prior to the Specified Redemption Date. The foregoing Deferred Redemption Right shall also be subject to the provisions of Sections 8.05(c), 8.05(d), 8.05(e), 8.05(f) and 8.05(g), also reading "Deferred Redemption Right" for "Redemption Right" and "Deferred Cash Amount" for "Cash Amount" where the context requires. The foregoing Deferred Redemption Right also shall be subject to Sections 8.05(i) and 8.05(j) below.

     The foregoing Deferred Redemption Right is intended to comply with the requirements of Regulations Section 1.7704-1(f) and Section II.E.1 of Notice 88-75 and shall be construed and administered in accordance therewith. The General Partner may modify the Deferred Redemption Right from time to time in its discretion to ensure that the terms of the Deferred Redemption Right comply and continue to comply with such requirements.

          (i)  Restrictions on Exercise of Redemption Right and Deferred
               ---------------------------------------------------------
Redemption Right.
----------------

               (i) Notwithstanding the provisions of Sections 8.05(a) and 8.05(b), a Limited Partner shall be entitled to exercise the Redemption Right only if the redemption or purchase of the Limited Partner's Partnership Units would constitute a Private Transfer (within the meaning of clause (v) of the definition of Private Transfer).

               (ii) Notwithstanding the provisions of Sections 8.05(h) and 8.05(b), a Limited Partner shall be entitled to exercise the Deferred Redemption Right only if (x) the redemption or purchase of the Limited Partner's Partnership Units would constitute a Private Transfer (within the meaning of clause (v) of the definition of Private Transfer) or (y) the number of Partnership Units to be purchased or redeemed, when aggregated with other Transfers of Partnership Units within the same taxable year of the Partnership (but not including Private Transfers), would constitute an LP Unit Percentage of ten percent (10%) or less.

               (iii) The General Partner may establish such policies and procedures as it may deem necessary or desirable in its sole discretion to administer the 10% LP Unit Percentage limit set forth in subparagraph (ii) above, including without limitation imposing further limitations on the number of LP Units with respect to which the Deferred Redemption Right may be exercised during any period of time shorter than a calendar year and establishing procedures to allocate the ability to exercise the Deferred Redemption Right among the Limited Partners.

               (iv) The restrictions set forth in this paragraph (i) shall continue in effect until such time as the Partnership is no longer potentially subject to classification as a publicly traded partnership, as defined in Section 7704 of the Code, in the absence of such restrictions, as determined by the General Partner in its discretion. The restrictions set forth in this paragraph (i), together with the restrictions on the Transfer of Partnership Units set forth in Section 9.02, are intended to limit transfers of interests in the Partnership in such a manner as to permit the Partnership to qualify for the safe harbors from treatment as a publicly traded partnership set forth in both Treasury Regulations Sections 1.7704-1(d), (e), (f) and (j) and Sections II.B, II.C.2 and II.E.1 of Notice 88-75, and shall be construed and administered in accordance therewith. The General Partner may modify the restrictions set forth in this paragraph (i), and the provisions of Section 9.02, from time to time in its discretion to ensure that the Partnership complies and continues to comply with such requirements.

          (j)  Paired Shares.  Notwithstanding the provisions of Sections
               -------------
8.05(a), 8.05(b) and 8.05(h), a Limited Partner shall not be entitled to exercise the Redemption Right or the Deferred Redemption Right with respect to any Partnership Units unless the Limited Partner is entitled to exercise and simultaneously exercises its redemption right under the

REIT Partnership Agreement with respect to an equal number of REIT Partnership Units of the same class or series so that the General Partner, in cooperation with Patriot REIT, may deliver Paired Shares in redemption of such Partnership Units and REIT Partnership Units. The restriction set forth in this paragraph
(j) shall continue in effect until such time as the provisions of the Pairing Agreement shall terminate and be of no further force or effect.


                                  ARTICLE IX

                  TRANSFERS OF LIMITED PARTNERSHIP INTERESTS
                  ------------------------------------------

     9.01  PURCHASE FOR INVESTMENT.
           -----------------------

          (a) Each Limited Partner hereby represents and warrants to the General Partner and to the Partnership that the acquisition of his Partnership Interests is made as a principal for his account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest.

          (b) Each Limited Partner agrees that he will not sell, assign or otherwise transfer his Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 9.01(a) above and similarly agree not to sell, assign or transfer such Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.

     9.02  RESTRICTIONS ON TRANSFER OF LIMITED PARTNERSHIP INTERESTS.
           ---------------------------------------------------------

          (a)  Subject to Sections 9.02(b), 9.02(c), 9.02(d) and 9.02(e), a
Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of his Limited Partnership Interest or any of such Limited Partner's economic rights as a Limited Partner, whether voluntarily (including by exercise of any redemption or conversion rights) or by operation of law or at judicial sale or otherwise (collectively, a "Transfer") with or without the consent of the General Partner. Any assignee or transferee of a Limited Partnership Interest pursuant to this Section 9.02(a) may only become a substitute Limited Partner pursuant to Section 9.03 hereof. The General Partner may require as a condition of any Transfer, that the transferor assume all costs incurred by the Partnership in connection therewith.

          (b) No Limited Partner may effect a Transfer of its Limited Partnership Interest, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Limited Partnership Interest under the Securities Act of 1933, as amended, or would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).

          (c) No transfer by a Limited Partner of its Partnership Units, in whole or in part, may be made to any Person if (i) in the opinion of legal counsel for the Partnership, the transfer would result in the Partnership's being treated as an association taxable as a corporation, (ii) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of the Company to continue to comply with the Pairing Agreement,(iii) such transfer is effectuated through an "Established Securities Market" or a "Secondary Market" (or the substantial equivalent thereof)" with the meaning of Section 7704 of the Code, or (iv) such transfer would cause any amount received or accrued by Patriot REIT to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code or otherwise adversely affect the ability of Patriot REIT to qualify as a REIT.

          (d) No transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Regulations
Section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a nonrecourse liability (within the meaning of Regulations Section 1.752-1(a)(2)), without the consent of the General Partner, which may be withheld in its sole and absolute discretion, provided that as a condition to such consent the lender
                         -------- ----
will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Cash Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

          (e) No Limited Partner may effect a Transfer of its Limited Partnership Interest, in whole or in part, unless (i) the Transfer is a Private Transfer, (ii) the Transfer is a redemption or sale permitted by the provisions of Section 8.05, or (iii) the Transfer satisfies both of the following tests,
(x) when aggregated with other Transfers of Partnership Units within the same taxable year of the Partnership (but not including Private Transfers or Transfers pursuant to exercises of the Deferred Redemption Right), the Transfer would constitute an LP Unit Percentage of two percent (2%) or less, and (y) when aggregated with other Transfers of Partnership Units within the same taxable year of the Partnership (but not including Private Transfers), the Transfer would constitute an LP Unit Percentage of ten percent (10%) or less. The General Partner may establish such policies and procedures as it may deem necessary or desirable in its sole discretion to administer the 2% and 10% LP Unit Percentage limits set forth in the foregoing subclause (iii) in the manner described in Section 8.05(i)(iii). Solely for purposes of this paragraph (e), the term "Transfer" shall not include (except as provided in the following clause) the mere pledge, hypothecation or grant of a security interest in a Partnership Unit, but shall include any transfer of a Partnership Unit within the meaning of Treasury Regulations Section 1.7704-1(a)(3) (other than transfers that have not been recognized by the Partnership) or any transaction treated as a transfer for purposes of Notice 88-75. The restrictions set forth in this paragraph (e) shall continue in effect until such time as the Partnership is no longer potentially subject to classification as a publicly traded partnership, as defined in Section 7704 of the Code, as determined by the General Partner in its discretion.

          (f)  Any Transfer in contravention of any of the provisions of this
Article IX shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

     9.03  ADMISSION OF SUBSTITUTE LIMITED PARTNER.
           ---------------------------------------

          (a) Subject to the other provisions of this Article IX, an assignee of the Limited Partnership Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Limited Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only upon the satisfactory completion of the following:

               (i) The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents
                                            ---------
     or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.

               (ii) To the extent required, an amended Certificate evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act.

               (iii) The assignee shall have delivered a letter containing the representation set forth in Section 9.01(a) hereof and the agreement set forth in Section 9.01(b) hereof.

               (iv) If the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee's authority to become a Limited Partner under the terms and provisions of this Agreement.

               (v) The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.02 hereof.

               (vi) The assignee shall have paid all reasonable legal fees of the Partnership and the General Partner and filing and publication costs in connection with its substitution as a Limited Partner.

               (vii) The assignee has obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner's sole and absolute discretion.

          (b) For the purpose of allocating Profits and Losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in Section 9.03(a)(ii) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.

          (c) The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article IX to the admission of such Person as a Limited Partner of the Partnership.

     9.04  RIGHTS OF ASSIGNEES OF PARTNERSHIP INTERESTS.
           --------------------------------------------

          (a) Subject to the provisions of Sections 9.01 and 9.02 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Partnership Interest until the Partnership has received notice thereof.

          (b) Any Person who is the assignee of all or any portion of a Limited Partner's Limited Partnership Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all the provisions of this Article IX to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Interest.

     9.05  EFFECT OF BANKRUPTCY, DEATH, INCOMPETENCE OR TERMINATION OF A LIMITED
           ---------------------------------------------------------------------
PARTNER.  The occurrence of an Event of Bankruptcy as to a Limited of a Limited
-------
Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

     9.06  JOINT OWNERSHIP OF INTERESTS.  A Partnership Interest may be acquired
           ----------------------------
by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written
                                         --------  -------
consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners.

Upon the death of one owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of a jointly-held Partnership Interest until it shall have received notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Interest to be divided into two equal Partnership Interests, which shall thereafter be owned separately by each of the former owners.


                                   ARTICLE X

                  BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS
                  ------------------------------------------

     10.01  BOOKS AND RECORDS.  At all times during the continuance of the
            -----------------
Partnership, the Partners shall keep or cause to be kept at the Partnership's specified office true and complete books of account in accordance with generally accepted accounting principles, including: (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, (c) copies of the Partnership's federal, state and local income tax returns and reports, (d) copies of the Agreement and any financial statements of the Partnership for the three most recent years and (e) all documents and information required under the Act. Any Partner or its duly authorized representative, upon written request and paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.

     10.02  CUSTODY OF PARTNERSHIP FUNDS; BANK ACCOUNTS.
            -------------------------------------------

          (a) All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

          (b) All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers' acceptances and municipal notes and bonds. The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 10.02(b).

     10.03  FISCAL AND TAXABLE YEAR.  The fiscal and taxable year of the
            -----------------------
Partnership shall be the calendar year.

     10.04  ANNUAL TAX INFORMATION AND REPORT.  Within 75 days after the end of
            ---------------------------------
each fiscal year of the Partnership, the General Partner shall furnish to each person who was a

Limited Partner at any time during such year the tax information necessary to file such Limited Partner's individual tax returns as shall be reasonably required by law.

     10.05  TAX MATTERS PARTNER; TAX ELECTIONS; SPECIAL BASIS ADJUSTMENTS.
            -------------------------------------------------------------

          (a) The General Partner shall be the Tax Matters Partner of the Partnership within the meaning of Section 6231(a)(7) of the Code. As Tax Matters Partner, the General Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner. The General Partner shall have the right to retain professional assistance in respect of any audit of the Partnership by the Service and all out-of-pocket expenses and fees incurred by the General Partner on behalf of the Partnership as Tax Matters Partner shall constitute Partnership expenses. In the event the General Partner receives notice of a final Partnership adjustment under Section 6223(a)(2) of the Code, the General Partner shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to all Limited Partners on the date such petition is filed, or (ii) mail a written notice to all Limited Partners, within such period, that describes the General Partner's reasons for determining not to file such a petition.

          (b) All elections required or permitted to be made by the Partnership under the Code or any applicable state or local tax law shall be made by the General Partner in its sole discretion.

          (c) In the event of a transfer of all or any part of the Partnership Interest of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Properties. Notwithstanding anything contained in Article V of this Agreement, any adjustments made pursuant to Section 754 shall affect only the successor in interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

     10.06  REPORTS TO LIMITED PARTNERS.
            ---------------------------

          (a) As soon as practicable after the close of each fiscal quarter (other than the last quarter of the fiscal year), the General Partner shall cause to be mailed to each Limited Partner a quarterly report containing financial statements of the Partnership, or of the Company if such statements are prepared solely on a consolidated basis with the Company, for such fiscal quarter, presented in accordance with generally accepted accounting principles. As soon as practicable after the close of each fiscal year, the General Partner shall cause to be mailed to each Limited Partner an annual report containing financial statements of the Partnership, or of the Company if such statements are prepared solely on a consolidated basis with the Company, for such fiscal year, presented in accordance with generally accepted accounting principles. The annual financial statements shall be audited by accountants selected by the General Partner.

          (b) Any Partner shall further have the right to a private audit of the books and records of the Partnership, provided such audit is made for Partnership purposes, at the expense of the Partner desiring it and is made during normal business hours.


                                  ARTICLE XI

                            AMENDMENT OF AGREEMENT
                            ----------------------

     11.01  VOTING RIGHTS OF COMMON UNITHOLDERS.  The General Partner, without
            -----------------------------------
the consent of the Limited Partners, may amend this Agreement in any respect; provided, however, that the following amendments shall require the consent of
--------  -------
Limited Partners (other than the Company) holding more than 50% of the Percentage Interests of the Limited Partners (other than the Company):

          (a) any amendment affecting the operation of the Conversion Factor or the Redemption Right (except as provided in Section 8.05(d) or 7.01(e) hereof) in a manner adverse to the Limited Partners;

          (b) any amendment that would adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder;

          (c) any amendment that would alter the Partnership's allocations of Profit and Loss to the Limited Partners; or

          (d) any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership.

     11.02  VOTING RIGHTS OF PREFERRED UNITHOLDERS.  The holders of record of
            --------------------------------------
Preferred Units shall not be entitled to vote on any matter on which Limited Partners are entitled to vote, or on any other matters, provided that the holders of Preferred Units shall have the right to vote as a separate class of Partnership Units on the following, each of which shall require the consent of holders of record of Preferred Units representing more than 50% of Preferred
Units:

          (a) any amendment that would adversely affect the rights of the Preferred Unitholders to receive the distributions payable to them hereunder;

          (b) any amendment that would alter the Partnership's allocations or Profit and Loss to the Preferred Unitholders; or

          (c) any amendment that would impose on the Preferred Unitholders any obligation to make additional Capital Contributions to the Partnership.


                                  ARTICLE XII

                              GENERAL PROVISIONS
                              ------------------

     12.01  NOTICES.  All communications required or permitted under this
            -------
Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth in Exhibit A attached hereto; provided, however, that any Partner may
         ---------                  --------  -------
specify a different address by notifying the General Partner in writing of such different address. Notices to the Partnership shall be delivered at or mailed to its specified office.

     12.02  SURVIVAL OF RIGHTS.  Subject to the provisions hereof limiting
            ------------------
transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

     12.03  ADDITIONAL DOCUMENTS.  Each Partner agrees to perform all further
            --------------------
acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

     12.04  SEVERABILITY.  If any provision of this Agreement shall be declared
            ------------
illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

     12.05  ENTIRE AGREEMENT.  This Agreement and exhibits attached hereto
            ----------------
constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

     12.06  PRONOUNS AND PLURALS.  When the context in which words are used in
            --------------------
the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

     12.07  HEADINGS.  The Article headings or sections in this Agreement are
            --------
for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.

     12.08  COUNTERPARTS.  This Agreement may be executed in several
            ------------
counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

     12.09  GOVERNING LAW.  This Agreement shall be governed by and construed in
            -------------
accordance with the laws of the State of Delaware.


                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Agreement of Limited Partnership, all as of the _______ day of June, 1997.


                         GENERAL PARTNER:
                         ---------------

                         Patriot American Hospitality Operating Company



                         By: _____________________________________________
                             Paul A. Nussbaum, Chairman of the Board
                             and Chief Executive Officer



                         LIMITED PARTNERS:
                         -----------------

                         [List all LPs]

                                                                       EXHIBIT B
                                                                       ---------

                    NOTICE OF EXERCISE OF REDEMPTION RIGHT

     In accordance with Section 8.05 of the Agreement of Limited Partnership (the "Company Partnership Agreement") of Patriot American Hospitality Operating Partnership, L.P. (the "Company Partnership"), and Section 8.05 of the Second Amended and Restated Agreement of Limited Partnership (the "REIT Partnership Agreement") of Patriot American Hospitality Partnership, L.P. (the "REIT Partnership"), the undersigned hereby irrevocably: (i) presents for redemption ________ Partnership Units in the Company Partnership and _________ Partnership Units in the REIT Partnership in accordance with the terms of the Company Partnership Agreement and the REIT Partnership Agreement; (ii) surrenders such Partnership Units and all right, title and interest therein; (iii) directs that the Cash Amount, Deferred Cash Amount or Paired Shares (as defined in the Company Partnership Agreement and/or the REIT Partnership Agreement, as applicable), as determined by the General Partners of the Company Partnership and the REIT Partnership to be deliverable upon exercise of the Redemption Right or Deferred Redemption Right (as defined in the Company Partnership Agreement and/or the REIT Partnership Agreement, as applicable), be delivered to the address specified below; and (iv) if Paired Shares are to be delivered, such Paired Shares be registered or placed in the name(s) and at the address(es) specified below.

This Notice applies to (check one):
     ___ An exercise of the Redemption Rights granted under Section 8.05(a) of the REIT Partnership Agreement and the Management Partnership Agreement.

     ___ An exercise of the New Redemption Right and Deferred Redemption Right under Section 8.05(h) of the REIT Partnership Agreement and the Management Partnership Agreement, respectively.

Dated:________ __, _____

Name of Limited Partner:                Signature Guaranteed by:


_________________________________       ________________________________________
(Signature of Limited Partner)


_________________________________
(Mailing Address)


_________________________________
(City)    (State)   (Zip Code)


If Paired Shares are to be issued, issue to:
Please insert social security or identifying number:
Name: